EXHIBIT 21.1


                                 WORLDTEX, INC.
                                  SUBSIDIARIES

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                                                STATE OR OTHER JURISDICTION
NAME OF SUBSIDIARY                                    OF INCORPORATION
------------------                              ---------------------------

Filix Lastex S.A.                                             France

Galaurtex Sarl, S.A.                                          France

Moulinage de la Galaure                                       France

Worldtex France, S.A.                                         France

Willcox & Gibbs Filix of Delaware, Inc.                     Delaware

Rubyco (1987), Inc.                                           Quebec

Regal Yarns of Argentina, Inc.                        North Carolina

Regal Manufacturing Company, Inc.                           Delaware

Fibrexa, Ltda                                               Colombia

WTX Colombia I, Inc.                                        Delaware

WTX Colombia II, Inc.                                       Delaware

Elastex, Inc.                                               Delaware

Elastic Corporation of America, Inc.                        Delaware